MYNTEK MANAGEMENT SERVICES INC.

3628 West 35th Avenue, Vancouver, B.C. V6N 2N7

PH: (604) 689-2646 FAX: (604) 689-1289

March 1, 2002

Pacific Rodera Ventures Inc.

707 - 1030 West Georgia Street

Vancouver, B.C.

V6E 2Y3

Dear Sirs,

RE: MANAGEMENT SERVICES AGREEMENT DATED 1ST DAY OF OCTOBER 1999

Please let this letter serve as a Letter of Agreement effective March 1st, 2002 the parties hereby agree that the monthly remuneration will be decreased to THREE THOUSAND AND FIVE HUNDRED ($3,500) per month plus applicable Goods and Services tax.

All other clauses in the Management Services Agreement dated 1st day of October 1999 will remain in full force and effect.

Yours truly,

MYNTEK MANAGEMENT SERVICES INC.

Per: /s/ "Harry Chew"

Harry Chew

President

Accepted this 1st day of March 2002 by:

PACIFIC RODERA VENTURES INC.
/s/ "Harry Chew"	/s/ "David J.L. Williams"
Director	Director